UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Immage Biotherapeutics Corp.
(Exact Name of Small Business Issuer in its Charter)

Date of Report (Date of earliest event reported): July 28, 2015

Nevada (State of Incorporation)	8731 (Primary Standard Classification Code)	68-0682040 (IRS Employer ID No.)

10411 Motor City Dr.,
Bethesda, MD 20817
 (Address of Registrant's Principal Executive Offices) (Zip Code)

 (480-830-2700)
(Registrant’s telephone number, including area code)

1255 W. Rio Salado Parkway
Suite 215
Tempe, AZ
____________________________________________________
(Former Name or Former Address, if Changes Since Last Report)

Securities to be Registered Under Section 12(b) of the Act: None

Securities to be Registered Under Section 12(g) of the Act:

Common Stock
$.001 Par Value
(Title of Class)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms "we", "us", "our", "our company" "Immage Biotherapeutics "refer to Immage Biotherapeutics Corp., a Nevada corporation.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, and the effect of economic conditions include forward-looking statements.

Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events. You are advised, however, to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors.

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The Company was incorporated in the State of Nevada as a for-profit Company on June 21, 2012 and established a fiscal year end of September 30. The Company initially intended to sell charcoal made from hard wood for BBQs and restaurants. The Company did not implement its business model and to date has generated no revenues.

On May 21, 2015, the Company (previously known as Epicure Charcoal Inc.) filed Articles of Merger with the Nevada Secretary of State whereby it entered into a statutory merger with its wholly-owned subsidiary, Immage Biotherapeutics Corp. pursuant to Nevada Revised Statutes 92A.200 et. seq. The effect of such merger is that the Company was the surviving entity and changed its name to "Immage Biotherapeutics Corp."

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On May 21, 2015, the Company filed Articles of Merger with the Nevada Secretary of State whereby it entered into a statutory merger with its wholly-owned subsidiary, Immage Biotherapeutics Corp.   Since then,  Company acquired a business with greater than nominal operations and assets consisting of more than cash or cash equivalents.   The completion of the merger and business acquisition results in the Company ceasing to be a "shell company" as that term is defined in Rule 405 promulgated by the Securities and Exchange Commission under the Securities Act of 1933. Due to the fact that prior to the merger, the Company was regarded as a shell company, the Company has included below the information that would be required if the Company were filing a general form for registration of securities on From 10 under the Securities Exchange Act of 1934.

Form 10 Information

BUSINESS.

Immage Biotherapeutics is a biotechnology company developing cancer immunotherapy through the rapid and efficient development of cutting edge immunotherapy candidates using bioinformatics and outsourced laboratory resources.
Immage Biotherapeutics is an early-stage biotechnology company developing novel immunotherapy biologics to treat various cancers. Immage Biotherapeutics' co-founder, Dr. Anton Dormer, is a leading expert in peptide design and protein development through computational biology, having developed bioinformatics tools for cancer drug development. Co-founder Mr. Mahesh Narayanan is an experienced entrepreneur in the field of biotechnology, leading the business development strategies for Immage Biotherapeutics.
Immunotherapy, which encompasses vaccines, oncolytic viruses, adjuvants, and adoptive t-cell technologies, management believes, could change the entire landscape of oncology. Immage Biotherapeutics will be addressing three challenges that currently exist with immunotherapy:
•	make the existing therapies more effective;
•	decrease the time it takes to make cancer therapeutics; and
•	reduce the cost of immunotherapy.
Immage Biotherapeutics is designed to enhance this market with its small core of key employees, strong outsourced partners, and a large library of marketable products.
Management believes that Immage Biotherapeutics has a method that allows for the rapid development of key cancer immunotherapy candidates that could be licensed to the biotechnology and pharmaceutical industry, giving them opportunity to develop in vitro proven treatments, establishing credibility of our rapid development model.

The Company is proceeding to complete development of its lead pre-IND programs and enter Phase I clinical trials with its first therapeutic candidate.
The Company
Immage Biotherapeutics was formed to develop, market, and license its patented immunotherapy candidate for MAGE A (see below). Since the Company will have a small corporate footprint, management anticipates, but cannot guarantee, profitability is expected within three to four years of full operation. The cancer immunotherapy is proving to be a significant platform from which to launch additional product lines targeting cancers.

Through anticipated various agreements with biotechnology and pharmaceutical industry, Immage Biotherapeutics, will, we contend, be able to accelerate its entry into the immunotherapy development market. Company operations are beginning to stabilize due to increasing revenues and maintenance of operating expenses. The Company will make a point of aggressively protecting its intellectual property, which is the foundation of the Company. With the use of proven bioinformatics tools, and the candidates constructed, Immage Biotherapeutics will be able to enter the immunotherapy market via licensed agreements and research drug development contracts.
MAGE A (Melanoma Cancer/Testis Antigen)
MAGE-A (melanoma-associated antigen-A) gene was originally thought to be silent proteins in normal adult tissue, but is actually expressed in various tumors. The presence of these antigens on tumor cells has been associated with worse prognosis, such as shorter survival rate in cancer patients.

We have determined that (MAGE)-A-derived peptides and small proteins elicit a strong in vitro T-cell response against tumor cells. MAGE-A transcripts are more frequently expressed in breast and prostate carcinomas that can be recognized by autologous CTLs on the surface of tumor cells in association with various classical HLA (human leukocyte antigen) molecules. The HLA system is the locus of genes that encode for proteins on the surface of cells that are responsible for regulation of the immune system in humans.

Because the MAGE-A genes are expressed in a variety of malignant tissues and absent in normal tissues other than the placenta and testis, their tumor-associated expression fusion proteins provide potential implications as targets for active immunotherapy. While the actual functions of these proteins are unknown, specific immunotherapies have already been initiated in melanoma patients by other parties
Intellectual Property

Immage Biotherapeutics has a provisional patent application for its MAGE A candidate which, we believe, will be converted to a full patent once the in vitro and animal studies are complete. The drug is the result of nearly a decade years of significant discovery and development work within the industry.

The Company's researchers continue to work on this target, enabling continuity of innovation and promoting rapid progress going forward. Immage Biotherapeutics believes there is a strong possibility that new discoveries made by our scientific team and collaborators will be subject to patent protection. In addition to patent protection, Immage Biotherapeutics replies upon proprietary know-how, trade secret rules and regulations, and continuing technological advances to enhance and maintain its competitive position.
Therapeutic and Immuno-adjuvant Product Development Programs

Immage Biotherapeutics management plans to focus of the development of immunotherapy for breast cancer.  Immage Biotherapeutics will rely on publicly-raised financing, product sales, interest income, and corporate partnerships to fund its operations and capital expenditures.

The Company's business focus will be the following areas:

•	Developing a fusion/hybrid antigen cancer vaccine that would not only be HLA free, but also be effective to all the isomers associated with MAGE A, from 1 to 11.
•	The identification and development of immunotherapy candidates from our Intellectual Property library for the preparation for human clinical trials using a novel viral vector construct.
Marketing and Sales Plan

Immage Biotherapeutics management will create licensing and contract research agreements with established pharmaceutical and biotechnology companies, which are looking for novel cancer therapeutics. Immage Biotherapeutics, we contend, will be able to accelerate its entry into the cancer market. Our breast cancer therapeutic will be a first-to-market drug for immunotherapy.
Management and Organization

We contend that Immage Biotherapeutics 's management team brings with it the ability to, design in vitro trials in coordination with our outsourced partners, monitor the trials, raise necessary funding, and develop new technologies through cutting-edge research and development. In addition, the members of the management team have experience in setting up the necessary infrastructure for early-stage companies that will ultimately make them successful. In the case of Immage Biotherapeutics, we believe both the advisory board and board of directors are exceptional individuals in their respective fields.
Current Undertakings

Immage Biotherapeutics is currently proceeding to:

•	Develop, characterize, and scale production of a IMT-001 (Immagene ®), a hybrid/fusion protein vaccine for MAGE A;
•	Complete pre-IND work for IMT-001;
•	Ramp business development efforts aimed at securing strategic partnerships, alliances, and licensees.

Immage Biotherapeutics' Company History

Immage Biotherapeutics was formed in 2015 to develop, market, and license its patented peptide immunotherapies technology. Peptides are naturally occurring biological molecules The overall goals for the Company are to approach profitability, and use the peptide immunotherapies technology as a significant platform from which to launch additional product lines.

Therefore, the Company intends to enter agreements with drug development partners that are   interested in cutting edge immunotherapies products. Company operations will be design to increase revenues and maintenance of operating expenses. The Company management intends to  aggressively protect its intellectual property, not only the peptide immunotherapies formulations, but also its trade names. With the peptide immunotherapies formulation, Immage Biotherapeutics will be able to enter the immunotherapies markets and focus on early licensing of our products.

Marketing Plan: Industry Profile: Current Size and Growth Potential

Immage Biotherapeutics will focus on the use of bioinformatics tools to develop protein immunotherapies for tumor disease. The Company is working in conjunction with a Pepvax Inc. to procure a provisional patent (expected, but not assured) to be filed in late summer or early fall 2015. The agreement with Pepvax is attached hereto as Exhibit 10.1. In the event the provisional patent is accepted, the Pepvax Inc. will receive thirty percent (30%) of the Company shares of common stock for the rights to the patent and the Company will focus on developing the provisional patent into a final patent (anticipated, but not guaranteed, for late 2016).

According to Vertical Edge Limited (http://www.companiesandmarkets.com/News/Healthcare-and-Medical/US-cancer-vaccine-market-to-increase-at-a-CAGR-of-5-3/NI5300) (which information is expressly not incorporated into the report), the growth of the United States immunotherapies market for cancer will increase at a compounding rate annually of 5.3% during the next six years. This means that the market (according to Vertical Edge Limited ) will grow from a value of $12.8 billion to about $17.4 billion by the year 2018. Therefore, the cancer immunotherapies market in the United States is one that is growing and provides, we believe, great opportunities for innovative companies such as Immage Biotherapeutics. In addition, it must be noted that Americans (according to Vertical Edge Limited ) spends about $230 billion each year dealing with the treatment, aftercare, and the residual effect of cancer. Sadly, approximately, 1.5 million United States citizens (according to Vertical Edge Limited ) are diagnosed with cancer each year. Therefore, we contend that there is an urgent need for cancer immunotherapies due to the increasing incidences of the pathology and the need to prevent, control, and treat the disease not only in America, but across the world, since the United States consists of a 49% share of the cancer immunotherapies market globally(according to Vertical Edge Limited ) . The again lend itself to both domestic and international opportunities. Approximately 15% of the United States cancer market is considered therapeutic, but this segment of the cancer immunotherapies market is expected (according to Vertical Edge Limited ) to drastically increase after 2016 due to the increase focus on developing immunotherapies to many difference types of tumors.

There are two major segments to the immunotherapies industry: adult immunotherapies and pediatric immunotherapies. Though the pediatric immunotherapies market is larger, adult immunotherapies market is growing faster. The Kalorama Information report entitled The World Market for Cancer Therapeutics and Biotherapeutics (Chemotherapy Agents, Interleukins/interferons, Monoclonal Antibodies, Hormone and Other Therapies), 4th Edition (which information is expressly not incorporated into the report), estimated the adult immunotherapies market, which consisted mostly of immunotherapies to infectious disease, to be about $12.5 billion. This was an increase from $10.1 billion and due mostly to the sale of infectious diseases. The sales of adult immunotherapies are estimated to increase at an annual compounded rate of 10.3% over the time period of 2010 to 2015.
Industry Trends

As mentioned, the United States spends billions of dollars to treat cancer each year.  This trend will increase as the American and worldwide population of older individuals rises. Cancer is disease of aging that disproportionately affects older adults and often results in considerable public health consequences (Schmidlin, 2012).    As the United States population continues to live longer, the incidence of cancer is also expected to rise, creating increasing demand for therapeutic immunotherapies. One of the fastest growing segments of the drug development market is for novel therapies such as in silico designed drugs. Our compounds will need to demonstrate that these therapies have the possibility to not only treat cancers but also counter the high costs of clinical trials by the cost savings of in silico drug development and Clinical Research Operations (CROs). The protein immunotherapy candidate patented by Immage Biotherapeutics will allow for licenses of our product to obtain such results. The Company is working in conjunction with a Pepvax Inc. to procure a provisional patent (expected, but not assured) to be filed in late summer or early fall 2015. In the event the provisional patent is accepted, PepVax Inc. will receive thirty percent (30%) of the Company shares of common stock for the rights to the patent and the Company will focus on developing the provisional patent into a final patent (anticipated, but not guaranteed, for late 2016).

Other Characteristics

Immage Biotherapeutics' products are planned to be licensed and sold worldwide. The Company's products are licensed directly and primarily to domestic and foreign biotechnology and pharmaceutical firms and academics. Academics researchers can obtain either an exclusion or non-exclusive license.  An exclusive license in one is which the investigator will take on the responsibility of advancing the product as if it was their invention by adding value to the product via in vitro, in vivo or human trails. A non-exclusive license in one in which an academic investigation has only a basic science interest in the product to study a non-commercial aspect of the production functionality.

Licensing and Sales Channels

Immage Biotherapeutics will enter into exclusive licensing agreements with other drug development companies whether in the United States or abroad. Immage Biotherapeutics also plan to enter into exclusive and non-exclusive licensing agreements with academic researches. Immage Biotherapeutics plan to be able to offer hundreds of products via its online web platform where we will sale directly to our customers. No assurances can be provided as to the timing or profitability of such arrangements.

Competitive Analysis
Direct Competition

Competition in the immunotherapies development markets, management has observed, is getting expanding rapidly. Immage Biotherapeutics' competitors include well-established pharmaceuticals as well as emerging biotechnology companies. Many of these competitors have substantial financial resources, large research and development staffs, extensive experience and capabilities in researching, developing and testing of products in clinical trials, and in obtaining FDA and other regulatory approvals. Their manufacturing facilities, marketing resources, and distribution networks also contribute to their ability to compete in the immunotherapies development markets.
Indirect Competition

We believe indirect competition is negligible in the immunotherapies. There are very few alternative to prophylactic and therapeutic immunotherapies for tumors or infectious disease diseases which allow for a treatment or prevention of a disease with one or two doses of medicine.

Future Competition

Future competition will come in the form of new technology. Breakthrough compounds that would, we believe, make peptide immunotherapies obsolete are not likely in the next 25 years based on current research results. Immage Biotherapeutics management will continue to monitor all relevant research and expects to exit prior to major technology advances.
Competitive Analysis

Overall, we contend that our company competes by being a leading provider of a full line of technologically advanced peptide immunotherapies candidates, supported by exceptional core managerial team, expansive licensing programs, education, and clinical support consultation of our licensed products. The primary area that affects competition is making sure that we develop strong relationships with the major biotechnology and pharmaceutical companies in the field of immunotherapies development. A well-placed connection, in this regards, proclaiming the effects of a company's patented immunotherapies products, we contend, goes a long way in providing a competitive edge.

As mentioned, the market for immunotherapies is growing, we have observed, at a double-digit pace over the next few years. Many consider immunotherapies development as an encouraging growth market as many drugs lose their patent protection.  There are a number of competitors in the immunotherapies development industry. Many of these companies are quite large. They include companies, such as,  GlaxoSmithKline, Merck & Co., Novartis, Pfizer, and Sanofi Pasteur. They control as much as 80% of the immunotherapies market in the world (http://www.pharmpro.com/articles/201201/business-The-Expanding-Immunotherapies-Market/) (which information is expressly not incorporated into the report).  Even so, we believe that being a division of a much larger company is both a potential strength and potential weakness. It offers the strength of a large manufacturing, marketing based, and economy of scale, but it also a weakness in developing new immunotherapies candidates at a rapid pace. This is the reason why many larger pharmaceutical purchase smaller biotechnology boutiques that can fill in to drug portfolio.  Often, the larger parent company will dictate the business strategy of the smaller firm. Although the companies named control a significant share of the market, Immage Biotherapeutics feels that the strength of its proprietary peptide immunotherapies composition will not only accelerate its entrance into the significant market share, but allow it to create new product opportunities as well. Our company will position itself to be able to develop products that, we believe, would be of interest to large biotechnology and pharmaceutical firms. Those large drug companies have significant financial resources to put toward new product development and have large departments devoted to making the necessary regulatory submissions to the FDA. Immage Biotherapeutics will work diligently to license our products   to them in order to take advantage of their considerable FDA regulatory experience. Immage Biotherapeutics sets a marketing strategy of licensing to the larger drug companies and plans to remain focused on the development of the market which focuses of the creation of cancer immunotherapies candidates.

There are others small- to medium-sized immunotherapies development companies, such as, Bavarian Nordic, Inc. (Mountain View, CA), Inovio Pharmaceuticals (San Diego, CA) MabVax Therapeutics (San Diego, CA), Novartis, (San Diego, CA), Novarx  (San Diego, CA), PaxVax (San Diego, CA) and Global Immunotherapies (Research Triangle Park, NC). The website http://biopharmguy.com/links/company-by-location-immunotherapies.php (which information is expressly not incorporated into the report),  gives a list a immunotherapies company that include many differing immunotherapies developing companies from  drug giant  Novartis to Inhibikase Therapeutics, Inc, a company less than 10 employees. However, the total amount of immunotherapies developing companies is a moving target and difficult to pin down. Violionet.org www.violinet.org (which information is expressly not incorporated into the report), has a list of over 120 immunotherapy companies in the United States that they have identified as such. Most countries of the world, especially in the developed nations, have immunotherapeutic companies. Therefore, these non-united States companies lend themselves as potential overseas collaborators and partners. Many of these companies have small Research and development budgets and in many cases are based on scientific papers that support their product claims. Even so, many of these companies, we contend, have a very small Intellectual Property library and look to have a major success on one or two patented products.

Market Analysis
Target Market Profile

The size of the cancer immunotherapies market, as mentioned, is expected to have a compounded growth rate annually of 5.3% (http://www.companiesandmarkets.com/News/Healthcare-and-Medical/US-cancer-vaccine-market-to-increase-at-a-CAGR-of-5-3/NI5300).  In 2010, according to the same report,  the value of the cancer immunotherapies market was US $12.8 billion and by 2018 it is estimated to be worth US$17.4 billion. Therefore, this market represents a great opportunity for entrance. Management contends that the need for unique and proven therapeutics is great since it estimated, based on the above report,  that 1.5 million American is diagnosed with cancer each year.  Over US$230 billion each year is spent managing the repercussion of this dreaded disease.(http://www.companiesandmarkets.com/News/Healthcare-(which information is expressly not incorporated into the report). Therefore, Immage Biotherapeutics has developed a strategy to highlight its potential immunotherapies candidate's products directly to through its secure website. The average yearly cost to maintain the website, we estimate, is $20,000.

Immage Biotherapeutics' candidates will be licensed exclusively and non-exclusively to larger biotechnology and pharmaceutical companies and academia. This market has continued to be very competitive and price sensitive as a result of pressures to control health care costs and the FDA and other such foreign agency regulatory structures. In addition, the market is heavily influenced by governmental reimbursement programs. For example, the immunotherapies market can be separated into the segments: adult target immunotherapies and pediatric immunotherapies. Because the domestic and foreign markets are quite large, Immage Biotherapeutics will look for the best licensing agreements with several companies to reach markets worldwide.
Customer Profile

The customer profile for the immunotherapies industry for our products consists mostly of large biotechnology and pharmaceutical company and academia. For example, Merck has consistently looked to boost their pipeline via the funding of biotechnological early-stage research (http://www.technologyreview.com/news/428064/merck-looks-to-startups/) (which information is expressly not incorporated into the report).  Like Merck, many of the drug company giants Sanofi, Pfizer, and GlaxoSmithKline have underscore advancing new pharmaceutical via partnerships with small upstarts rather taken on novel product development themselves (http://www.fiercebiotech.com/story/merck-beefs-bankroll-biotech-startups/2012-06-04) (which information is expressly not incorporated into the report),. Because of this, Immage Biotherapeutics is posed, we believe, to developing a candidate that will be of interested to those companies. Our next sizable market is academia or those are involved in cancer research.

The world's oldest and largest cancer research association is the American Association for Cancer Research and as of 2012 had 32,000 members. Those members include cancer researchers from over 80 countries. Immage Biotherapeutics plan to be present at their conference and reach out to the cancer researcher community by highlighting our cancer immunotherapies portfolio. Many of those researches in academia would either have funding from a foundation or from the federal grants. We plan to work with those individuals in order to further the development of our products.
Future Markets
Immage Biotherapeutics plan to build its revenues on the identification and development of key immunotherapy candidate for MAGE A for the preparation of human clinical trials.
Immage Biotherapeutics management will work diligently to license its products to larger biotechnology and pharmaceutical companies. This activity will lend itself to future milestone payments as our products moves through the drug developmental pathway. Once our products have reached the market and have been approved by the FDA, royalties, we contend, will become a significant part of our revenue. In addition, our products will be available for research for academia.
Product/Service Plan
Features and Benefits
Immunotherapy
Management contends that the in silico design of peptide immunotherapies ensure many advantages over existing immunotherapies preparations. Many immunotherapies are made using the attenuated form of a pathogen, the pathological organism causing the disease, or the organism toxin. Yet, for any of these construct mentioned, the immune system sees and responds only to a small selected group of peptide to mount an effective immune response. Therefore, a much more effective approach, we believe, would be to design immunotherapies that consist only of the most immunological amino acid sequences that would lead to immunity to fight or prevent a cancer or an infectious disease.  Since these immunotherapies are made of materials that are non-infectious and are already familiar to the human body, the chance of pathogenic contamination or toxicity is small. In addition, the proteins, due to their size, could be easily enhanced to increase its immunogenicity with viral vector carriers.  The ease of Immage Biotherapeutics using in silico tools allow this platform to create specific and targeted molecules to various tumor antigens that are specific for individuals. There are many different tumors that have shown that creating therapies for a specific individual is viable and have found success in the lab and in clinical trial.
Value Proposition

✓	The latest technology
✓	Proven safe and more effective than other treatments
✓	Continuous research and product improvements
✓	Support literature explaining efficacies and procedures

The Intellectual Property valuations are due to the following assumptions. The valuation process necessitates gathering much more information as well as in-depth understanding of economy, industry, and specific business that directly affect the value of the intellectual property. Therefore, such information may be gathered from external and / or internal sources. Finally, the information is devoted to be turned into financial models to estimate the fundamental value of a particular type of intellectual property based on such adapted International Valuation Standards

Stage of Development
Year	Cancer Testis Antigen	Disease Target based on publications	a. IP valuation upon patenting b. Clinical Trial Phase 1
1	MAGE-A	Breast, liver, pancreas, prostate, melanoma, lung	a.$1,000,000 b.$10,000,000

Table 1 – Details on MAGE A and possible IP valuations

Our novel MAGE-A immunotherapy candidate has the potential for significant and rapid growth. The goal is to generate profits from the sale of the products that the Company develops and licenses. To augment the commercialization of its technology, Immage Biotherapeutics intends to enter into licensing agreements  with biotechnology and pharmaceutical companies  and, to a lesser extent, with academics looking to expand their understanding of how peptide  interact with the immune system. Consistent with this goal, the Company intends to retain and expand its proprietary rights to its products and technologies.
Intellectual Property

As is industry practice, Immage Biotherapeutics has a policy of using patents, trademarks, and trade secrets to protect the results of its research and development activities and, to the extent it may be necessary or advisable, to exclude others from appropriating its proprietary technology. The Company's policy is to aggressively protect its proprietary technology by seeking and enforcing patents in a worldwide program.

Immage Biotherapeutics plans to obtain patents or file patent applications in the United States, EU, Brazil, China, and India in three series regarding the compositions of protein immunotherapies derivatives, the processes by which they are produced, and the methods of their use.

The patents will generally relate to the basic processes of producing peptide immunotherapies derivatives, to certain specific examples of such processes, and to certain formulations of peptide immunotherapies derivatives. Foreign patents that are counterparts to the foregoing United States patents will include the member states of the European Economic Community and several other countries.

The second series of patent applications relates to preferred processes for the production of peptide immunotherapies derivatives. A Patent Cooperation Treaty application based on the parent United States application will be filed in a number of foreign countries. Immage Biotherapeutics will rely upon, and intends to continue to rely upon, trade secrets, unpatented proprietary know-how, and continuing technological innovation to develop and maintain its competitive position. The Company typically plan to enters into confidentiality agreements with its scientific consultants, and Immage Biotherapeutics' key employees will have to enter into agreements with the Company requiring that they forbear from disclosing confidential information of the Company and assign to the Company all rights in any inventions made while in the Company's employ relating to the Company's activities. Accordingly, the Company believes, but cannot provide guarantees, that its valuable trade secrets and unpatented proprietary know-how are adequately protected. Immage Biotherapeutics also believes that its trademarks and trade names are valuable assets; consequently, it is the intent of management (although no assurances can be given) to protect the names of various product lines by trademarks.

Equipment

Immage Biotherapeutics is a biotechnology company focus on the development of a universal vaccine that could be targeted to several tumors that expresses the cancer tumor antigen MAGE-A. The MAGE-A family of antigen has several different isomers that MAGE-A1 to MAGE-A12 (Hartmann, 2015). Because MAGE-A is a cancer testis antigen it is found beyond the blood-testis antigen. Therefore, its expression within the body outside of the testis is usually in association with tumors. This project intends to focus the research and development to a MAGE-A vaccine that can treat triple negative breast cancer. Even though much of the in vivo will be done with contract research organization, Immage Biotherapeutics will conduct many of the in vitro studies using certain purchased equipment, including but not limited to:

•	Microplate Absorbance Reader: The microplate will be used to conduct MHC Class I and II binding assay and T-cell proliferation assay which will be helpful in accessing the immunogenicity of the peptides that will be part of the university MAGE-A vaccine.
•	Immunowash Microplate Washer: The ImmunoWash™ 1575 microplate washer is essential for performing accurate and reproducible immunoassays in a microplate format, such as ELISA. Some of the features and benefits of the equipment is that it will allow a variety of preprogrammed wash sequences, to design, store, and reproducibly perform special wash routines, to maximize wash efficiency by adapting to various liquids and buffers, assay components and conditions, and exercise complete control of needle position (horizontal and vertical) and aspiration/dispensing rates as indicated in the research protocol. This equipment is important to the research applications such as being suitable for autoclave sterilization, compatible with 96-well microplates that have flat-, U-, or V-bottom wells and strips, and is registered with the FDA as a medical device for various clinical chemistry applications.
•	Sample Vials, Standard Microplates, Deep-Well Microplates, Microplate Sealing Film: The above materials are used in the research protocol and are a necessary part of the research protocol necessary assays. These plates will be used for ELISA and other assay activity in order to validate the binding of the select peptides and its ability to stimulate immune cells (Yin, 2014).
•	In addition, the Company has purchased the following: Professional Micropipet Backpack Starter Set; Professional Multichannel Micropipet, 8-channel, 5–50 µl; Professional Pipet Controller, 120 V; Thermo Scientific - Rec3004-A - Revco Chromatography Refrigerators
•	To date, the Company has purchased the following:

Item (Supplier)	Cost
Model 1575 Immunowash Microplate Washer. compatible with flat-, U-, and V-bottom plates (Bio-Rad)	$6,369.75
Extended warranty for plate washer	$459.80
ProteOn Sample Vials. Pkg of 100, sample vials (1.5 ml) with pierceable caps; (Bio-Rad)	$25.50
ProteOn Standard Microplates. Pkg of 25, standard 96-well microplate (350 μl capacity per well); (Bio-Rad)	$182.75
ProteOn Deep-Well Microplates. Pkg of 5, standard 96-well microplates (2 ml capacity per well); (Bio-Rad)	$74.80
ProteOn Microplate Sealing Film. Pkg of 50 sheets (Bio-Rad)	$131.75
Prof Pipet Set w/Backpack (Bio-Rad)	$1,128.13
Professional Micropipet, 8-channel, 5-50 ul (Bio-Rad)	$655.50
Professional Micropipet, 8-channel, 20- 200 ul (Bio-Rad)	$655.50
Prof Pipet Controller, 120 V (Bio-Rad)	$350.31
1.5Ml MICROTUBE, 6 COLOR, 600 (Bio-Rad)	$36.81
Model 16K Microcentrifuge, 120 V (Bio-Rad)	$2,630.15
FREIGHT CHARGE (Bio-Rad)	$221.35
SUBTOTAL (Bio-Rad)	$12,922.10
SYNHTX W/LUM, FL & ABS (BioTek)	$20,852.5
SVC BASIC INSTL & TRAINING TIER 2 (BioTek)	$900.00
Field Service Contract (BioTek)	$3,073.00
Freight and Handling (BioTek)	$115.87
SUBTOTAL (BioTek)	$24,941.37
Value Lab Refrigerator/Freezers (Thermo Scientific)	$1,894.00
SUBTOTAL (Thermo Scientific)	$1,894.00
TOTAL	$39,757.47

Disclosure

Immage Biotherapeutics has stringent policies and procedures for ensuring that all intellectual property is protected prior to any public disclosure of new products or technologies.
Barriers to Re-Engineering

The ramp up time and expense of re-engineering our technology make it an unlikely option, in pour opinion, for our competitors. Our licensing and distribution agreements make our technology available to many of the major players in the marketplace. Major competitors have in place popular and successful technologies. Less expensive technology, we believe, is realistically at least 15 to 20 years away according to the best judgment of experts involved in current research.
Governmental Approvals

Immage Biotherapeutics is not currently under any restrictions by a regulating governmental agency. The manufacturing and marketing of the Company's products are subject to extensive regulation in the United States by the federal government, principally by the FDA, and in other countries by similar health and regulatory authorities. The Federal Food, Drug and Cosmetic Act, and the regulations promulgated thereunder, and other federal and state statutes govern, among other things, the testing, manufacture, safety, labeling, storage, record-keeping, advertising, and promotion of cosmetic and medical products and medical devices. Product development and approval or clearance within the regulatory framework requires a number of years and involves the expenditure of substantial resources.

Immage Biotherapeutics' products and product candidates may be regulated by any of a number of divisions of the FDA. The process of obtaining and maintaining regulatory approvals for the manufacturing or marketing of the Company's existing and potential products is costly and time-consuming and is subject to unanticipated delays. Regulatory requirements ultimately imposed could also adversely affect the ability of the Company to clinically test, manufacture, or market products. In the United States, products that do not seek to make effectiveness claims based on human clinical evaluation may be subject to review and regulation under the FDA's medical products or 510(k) medical device guidelines. Similar guidelines exist for such products in other countries. All immunotherapies must show safety and substantial equivalency with predicate products already cleared by the FDA to be marketed.

In addition to obtaining approval or clearance from the FDA or foreign regulatory bodies to market a product, Immage Biotherapeutics'  will work with the company to which we have licensed our products to  maintain approved quality control and manufacturing procedures  which must be conformed to and include current good manufacturing practices (cGMP) guidelines, or ISO 9000 standards, when appropriate. In complying with these regulations, which are subject to change at any time without notice, Immage Biotherapeutics must continue to expend time, effort, and financial resources in working with our licenses as needed to ensure production and quality control for our products development. In addition, the company to which we will license our products to manufacturing plant is subject to the regulations of and inspections by other foreign, federal, state, or local agencies, such as local and regional water and waste treatment agencies, and state and federal safety and health agencies.

Immage Biotherapeutics also is or may become subject to various other federal, state, local, and foreign laws, regulations, and policies relating to, among other things, safe working conditions, good laboratory practices, and the use and disposal of hazardous or potentially hazardous substances used in connection with research, development, and manufacturing. Failure to obtain regulatory approvals for its product candidates or to attain or maintain compliance with cGMP or other manufacturing requirements would have a materially adverse effect on the company's business. We will work with our licensing partners of our products in order to ensure that all regulations are being followed allow for the movement of our immunotherapies candidates through the drug development pathway.

The packaging, labeling and advertising of the Immage Biotherapeutics' products are subject to regulation by one or more federal agencies, including the FDA, the FTC, the USDA, and the EPA.  These activities are also regulated by various agencies of the states, localities, and foreign countries to which the company's products are distributed and sold. Again, since it is our plan to license all of our product will work with the licensee in order to ensure that all regulations are being adhered.
Product/Service Limitations

Immage Biotherapeutics' licensed immunotherapies candidate products may not be able to complete preclinical or clinical trials. This will prevent additional revenue stream from that particular product. There is no way to predict how a product will perform during the drug development pathway. It will be the licensee that will have the full rights to further development the products or not.  In addition, we may not find a licensee for our products if careful diligence is not done when doing a business development and market analysis for our products.
Technology Limitations

As previously stated, new technology is, we believe, a generation away. New applications for Immage Biotherapeutics' current technology continue to be developed. The Company projects, but cannot guarantee, continued growth and existing technology improvements for the next 15 to 25 years, including technological tools. For example, the newest is the use of reverse vaccinology in order to find the most fit therapeutic for the specific pathologies (Seib, 2012; Sette, 2010) (which information is expressly not incorporated into the report).
Product/Service Liability

Clinical trials or marketing of any of the current and potential products may expose the Company to liability claims from the use of these products.  However, if the products are licensed, we intend the majority of the liability will be held by the licensee. The Company will not maintain a supply of hazardous materials since the Company will limit its research to early in vitro trials and will not be subject to federal, state, and local laws and regulations governing the use, manufacture, storage, handling, and disposal of hazardous materials and waste products. We will also work with our licensees to protect our candidates as it moves through the drug development process.

Product/Service Support

Product information materials should be in place explaining proper use and efficacy of direct sale merchandise. It will be the responsibility of the Immage Biotherapeutics core management to be able to talk with licensees of our candidate and its benefits and ensure that it is properly handled.
Production

Immage Biotherapeutics used proprietary in silico design tools along with available software to design our candidate. The company that we plan to use for our pre-clinical testing is Proimmune  (  www.proimmune.com) (which information is expressly not incorporated into the report). Their solutions for preclinical and clinical immunology research include a comprehensive antigen characterization platform, and products and services for tracking antigen-specific immune responses with state-of-the-art ELISpot and flow cytometry techniques. They will conduct our MHC Class I and II binding assay, T-cell proliferation assay, and dendritic cell-T cell Assays to verify our in silico design products. Animal testing will be carried out at a CRO facility. Animal study results will be used for the initial new drug (IND) filing with the FDA. At present, we do not have a formal contractual arrangement with Proimmune.
Facilities

The corporate office for the Company is at 10411 Motor City Dr. Suite 750, Bethesda, MD 20817.  We have leased this office for a period of  5 Years and the lease payments are $200/mo. The lab space for our company is at 2041 Georgia Avenue, NW, Suite 608, NW, Washington, DC 20060. We have leased this office for a period of 5 Years and the lease payments are $600 per month.
Research and Development Partners

The Company will initially conduct all of its research and development in order to expand preclinical research in various product applications and mechanisms of action in house. However, it is the intention of the Company that as it grows it will be able to collaborate with other drug development companies and with research in academia. With this arrangement, Immage Biotherapeutics will have access to leading authorities in immunotherapies development, as well as facilities and equipment to engage in experimentation and analysis at the basic research level.
Related Products/Services and Spin-offs

The Company management also plans to continue to evaluate companies, products, and technologies that offer synergistic opportunities for Immage Biotherapeutics to leverage its position in the biotechnology marketplace for acquisition or distribution.

Immage Biotherapeutics management believes that its product's functionality and/or pharmacological activity make them potential candidates for further development as pharmaceutical or therapeutic agents. The company's preclinical efforts will continue to focus on supporting its business through developing "proof of concept" data for potential pharmaceutical partners. The goal will be to create products that can be further developed so careful scrutiny of the market will be done in order to ensure that the products design, manufacturing, and licenses will have a good chance  to get through clinical trials and get to the patience that need the treatments.

Market Penetration and Sales Plan
Company Image

Immage Biotherapeutics intends to establish a reputation within the industry as a top quality company with products based on solid research backed by demonstrable results. As the Company moves more into the immunotherapies development markets, that image will be evidenced with first class products and verifiable results of preclinical and clinical trials. As profitability grows, providing immunotherapies products to biotechnology and pharmaceutical industry in developing countries is a natural fit as a way for the company to support a meaningful cause.
Customer Service

The Company will policy will, we believe, be responsive to the companies we license our product to by offering our consulting experience throughout the development of the product from the completion of  pre-clinical trials, initial new drug application, human clinical trials, and to the new drug application. Retaining a company that has licensed our products, we believe will cost less that finding a new licensee. Establishing and maintaining our corporate relationships will be one of the keys of our success.
Licensing

The licensing agreements will be given to the licensee and could consist of worldwide rights to our peptide immunotherapies product. It is the Company belief that once we have started working on our product needed by the immunotherapy industry, that we will be able to establish these licensing agreements.
Pricing
Pricing and licensing Strategy

In general, licensing agreements will include milestone payments and royalties if the product reaches market.  This will be negotiated in a case-by-case basis. Pricing of the product will depend on the pharmaceutical demand and marketing strategy of the pharmaceutical or biotechnology company that decides to license our candidate and move it through late-stage human trials.
Break-Even Analysis

Immage Biotherapeutics expects to receive a revenue mix from sales and royalty income due from shipments of proprietary materials to corporate partners by the end of it three years. Other license agreements will also enhance royalty income. There will also be an effort to maintain operating expense growth on sales and marketing in 2013 - 2016 and beyond at 5 percent – 15 percent (although no assurances can be provided that we will reach our milestones). In addition, Immage Biotherapeutics is writing grants in conjunction with other research organizations, which will, we contend, complement our research funding.

Name and Location

Immage Biotherapeutics corporate headquarters will be in 10411 Motor City Dr., Suite 750, Bethesda, MD 20817. This will include an office. Lab space will be at 2041 Georgia Ave, Suite 608, NW, Washington, DC 20060..

Facilities

Immage Biotherapeutics has entered into a memorandum of understanding to have lab space at Howard University for a period of three years. The Memorandum of Understanding is attached hereto as Exhibit 10.2.

Employees

Immage Biotherapeutics will have three fulltime employees and one part time employee to complete the initial process. More employees will be added as the research progresses into animal studies and human clinical trials.

RISK FACTORS

As a smaller reporting company we are not required to provide a statement of risk factors. However, we believe this information may be valuable to our shareholders for this filing. We reserve the right to not provide risk factors in our future filings. Each of these risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our common stock. Our primary risk factors and other considerations include:

Our business is subject to numerous risk factors, including the following:

Risks Related to Our Business

We are a development stage life sciences company with a limited operating history and a history of net losses and negative cash flows from operations. We may never be profitable, and if we incur operating losses and generate negative cash flows from operations for longer than expected, we may be unable to continue operations.

Risks Related to Our Financial Position and Need for Additional Financing

We will need to secure additional financing in order to continue to finance our operations. If we are unable to secure additional financing on acceptable terms, or at all, we may be forced to curtail or cease our operations.

We will need to secure additional sources of capital to develop our business and product candidates as planned. We are seeking substantial additional financing through public and/or private financing, which may include equity and/or debt financings, research grants and through other arrangements, including collaborative arrangements. As part of such efforts, we may seek loans from certain of our executive officers, directors and/or current shareholders.

If we are unable to secure additional financing in the near term, we may be forced to:

•	curtail or abandon our existing business plans;
•	reduce our headcount;
•	file for bankruptcy;
•	seek to sell some or all of our assets; and/or
•	cease our operations.

If we are forced to take any of these steps, any investment in our common stock may be worthless.

Our ability to obtain additional debt financing and/or alternative arrangements by the amount of, terms and restrictions of our then current debt. If we raise additional capital and/or secure alternative arrangements, with the Guarantors or otherwise, by issuing equity, equity-related or convertible securities, the economic, voting and other rights of our existing shareholders may be diluted, and those newly issued securities may be issued at prices that are a significant discount to current and/or then prevailing market prices. In addition, any such newly issued securities may have rights superior to those of our common stock. If we obtain additional capital through collaborative arrangements, we may be required to relinquish greater rights to our technologies or product candidates than we might otherwise have or become subject to restrictive covenants that may affect our business.

 Current Adverse Economic Conditions have had a negative impact on our ability to obtain additional financing. Our inability to obtain additional financing would have a significant adverse effect on our operations.

In early 2008, as the United States economy began to weaken and there were increased doubts about the ability of borrowers to pay debts. Housing values began to fall and marginal loans were first to default, triggering the sub-prime lending crisis. Financial institutions responded by tightening their lending policies with respect to counterparties determined to have sub-prime mortgage risk. This tightening of institutional lending policies led to the failure of major financial institutions late in the third quarter of 2008. Continued failures, losses, and write-downs at major financial institutions through 2013 intensified concerns about credit and liquidity risks and have resulted in a sharp reduction in overall market liquidity. The global credit crisis threatens the stability of the global economy and has adversely impacted consumer confidence and spending. We believe this global credit crisis has also had a negative impact on our ability to obtain additional financing. As discussed above, our inability to obtain additional financing would have a significant adverse effect on our operations, results and financial condition.

We are a development stage company with a limited operating history. We may never be profitable, and if we incur operating losses and generate negative cash flows from operations for longer than expected, we may be unable to continue operations.

We are a development stage company and have a limited operating history, limited capital, and  limited sources of revenue. Our operations to date have been limited to organizing our company, expanding and strengthening our intellectual property position through internal programs and recruiting management, research and clinical personnel. Consequently, it may be difficult to predict our future success or viability due to our lack of operating history.

Our limited history in conducting and managing clinical development activities, clinical trials and the application process necessary to obtain regulatory approvals might prevent us from successfully designing or implementing a clinical study or clinical trial. If we do not succeed in conducting and managing our clinical development activities or clinical trials, or in obtaining regulatory approvals, we might not be able to commercialize our product candidates, or might be significantly delayed in doing so, which will materially harm our business.

Our ability to generate revenues from any of our product candidates will depend on a number of factors, including our ability to successfully complete clinical trials, obtain necessary regulatory approvals and implement our commercialization strategy. In addition, even if we are successful in obtaining necessary regulatory approvals and bringing one or more product candidates to market, we will be subject to the risk that the marketplace will not accept those products. We may, and anticipate that we will need to, transition from a company with a research and development focus to a company capable of supporting commercial activities and we may not succeed in such a transition.

Because of the numerous risks and uncertainties associated with our product development and commercialization efforts, we are unable to predict the extent of our future losses or when or if we will become profitable. Our failure to successfully commercialize our product candidates or to become and remain profitable could impair our ability to raise capital, expand our business, diversify our product offerings and continue our operations.

If clinical trials are unsuccessful or significantly delayed, or if we do not complete our clinical trials, we will not receive regulatory approval for or be able to commercialize our product candidates.

We cannot market any product candidate until regulatory agencies grant approval or licensure. In order to obtain regulatory approval for the sale of any product candidate, we must, among other requirements, provide the FDA and similar foreign regulatory authorities with preclinical and clinical data that demonstrate to the satisfaction of regulatory authorities that our product candidates are safe and effective for each indication under the applicable standards relating to such product candidate. The clinical studies and clinical trials of any product candidates must comply with the regulations of the FDA and other governmental authorities in the United States and similar agencies in other countries.

Even if we achieve positive interim results in clinical trials, these results do not necessarily predict final results, and positive results in early trials may not be indicative of success in later trials. We may experience numerous unforeseen events during, or as a result of, the clinical trial process that could delay or prevent regulatory approval and/or commercialization of our product candidates, including the following:
•	the FDA or similar foreign regulatory authorities may find that our product candidates are not sufficiently safe or effective or may find our cell culturing processes or facilities unsatisfactory;
•	officials at the FDA or similar foreign regulatory authorities may interpret data from preclinical studies and clinical trials differently than we do;
•	our clinical trials may produce negative or inconclusive results or may not meet the level of statistical significance required by the FDA or other regulatory authorities, and we may decide, or regulators may require us, to conduct additional preclinical studies and/or clinical trials or to abandon one or more of our development programs;
•	the FDA or similar foreign regulatory authorities may change their approval policies or adopt new regulations;

o	there may be delays or failure in obtaining approval of our clinical trial protocols from the FDA or other regulatory authorities or obtaining institutional review board approvals or government approvals to conduct clinical trials at prospective sites
o	we, or regulators, may suspend or terminate our clinical trials because the participating patients are being exposed to unacceptable health risks or undesirable side effects;
o	we may experience difficulties in managing multiple clinical sites;
o	enrollment in our clinical trials for our product candidates may occur more slowly than we anticipate, or we may experience high drop-out rates of subjects in our clinical trials, resulting in significant delays;
o	we may be unable to manufacture or obtain from third party manufacturers sufficient quantities of our product candidates for use in clinical trials; and
o	our product candidates may be deemed unsafe or ineffective, or may be perceived as being unsafe or ineffective, by healthcare providers for a particular indication.

Failures or perceived failures in our clinical trials would delay and may prevent our product development and regulatory approval process, make it difficult for us to establish collaborations, negatively affect our reputation and competitive position and otherwise have a material adverse effect on our business.

Our product candidates may never be commercialized due to unacceptable side effects and increased mortality that may be associated with such product candidates.

Possible side effects of our product candidates may be serious and life-threatening. A serious adverse event is generally an event that results in significant medical consequences, such as hospitalization, disability or death, and must be reported to the FDA. The occurrence of any unacceptable serious adverse events during or after clinical and clinical testing of our product candidates could temporarily delay or negate the possibility of regulatory approval of our product candidates and adversely affect our business. We and our competitors have also, at times, suspended trials, at least temporarily, to assess the risks. We have not yet treated a sufficient number of patients to allow us to make a determination that serious unintended consequences will not occur.

Risks Related to Government Regulation and Regulatory Approvals

We must comply with extensive government regulations in order to obtain and maintain marketing approval for our products in the United States and abroad. If we do not obtain regulatory approval for our product candidates, we may be forced to cease our operations.

Our product candidates are subject to extensive regulation in the United States and in every other country where they will be tested or used. These regulations are wide-ranging and govern, among other things:

•	product design, development, manufacture and testing;
•	product safety and efficacy;
•	product labeling;
•	product storage and shipping;
•	record keeping;
•	pre-market clearance or approval;
•	advertising and promotion; and
•	product sales and distribution.

We cannot market our product candidates until we receive regulatory approval. The process of obtaining regulatory approval is lengthy, expensive and uncertain. Any difficulties that we encounter in obtaining regulatory approval may have a substantial adverse impact on our business and cause our stock price to decline significantly.

In the United States, the FDA imposes substantial requirements on the introduction of biological products and many medical devices through lengthy and detailed laboratory and clinical testing procedures, sampling activities and other costly and time-consuming procedures. Satisfaction of these requirements typically takes several years and the time required to do so may vary substantially based upon the type and complexity of the biological product or medical device.

The requirements governing the conduct of clinical trials and marketing of our product candidates outside the United States vary widely from country to country. Foreign approvals may take longer to obtain than FDA approvals and can require, among other things, additional testing and different clinical trial designs. Foreign regulatory approval processes generally include all of the risks associated with the FDA approval processes. Some foreign regulatory agencies also must approve prices of the products. Regulatory approval in one country does not ensure regulatory approval in another, but a failure or delay in obtaining regulatory approval in one country may negatively impact the regulatory process in others. We may not be able to file for regulatory approvals and may not receive necessary approvals to market our product candidates in any foreign country. If we fail to comply with these regulatory requirements or fail to obtain and maintain required approvals in any foreign country, we will not be able to sell our product candidates in that country and our ability to generate revenue will be adversely affected.

We cannot assure you that we will obtain FDA or foreign regulatory approval to market any of our product candidates for any indication in a timely manner or at all. If we fail to obtain regulatory approval of any of our product candidates for at least one indication, we will not be permitted to market our product candidates and may be forced to cease our operations.

Even if some of our product candidates receive regulatory approval, these approvals may be subject to conditions, and we and our third party manufacturers will in any event be subject to significant ongoing regulatory obligations and oversight.

Even if any of our product candidates receives regulatory approval, the manufacturing, marketing and sale of our product candidates will be subject to stringent and ongoing government regulation. Conditions of approval, such as limiting the category of patients who can use the product, may significantly impact our ability to commercialize the product and may make it difficult or impossible for us to market a product profitably. Changes we may desire to make to an approved product, such as cell culturing changes or revised labeling may require further regulatory review and approval, which could prevent us from updating or otherwise changing an approved product. If our product candidates are approved by the FDA or other regulatory authorities for the treatment of any indications, regulatory labeling may specify that our product candidates be used in conjunction with other therapies.

Once obtained, regulatory approvals may be withdrawn for a number of reasons, including the later discovery of previously unknown problems with the product. Regulatory approval may also require costly post-marketing follow-up studies, and failure of our product candidates to demonstrate sufficient efficacy and safety in these studies may result in either withdrawal of marketing approval or severe limitations on permitted product usage. In addition, numerous additional regulatory requirements relating to, among other processes, the labeling, packaging, adverse event reporting, storage, advertising, promotion and record-keeping will also apply. Furthermore, regulatory agencies subject a marketed product, its manufacturer and the manufacturer's facilities to continual review and periodic inspections. Compliance with these regulatory requirements is time consuming and requires the expenditure of substantial resources.

If any of our product candidates is approved, we will be required to report certain adverse events involving our products to the FDA, to provide updated safety and efficacy information and to comply with requirements concerning the advertisement and promotional labeling of our products. As a result, even if we obtain necessary regulatory approvals to market our product candidates for any indication, any adverse results, circumstances or events that are subsequently discovered could require that we cease marketing the product for that indication or expend money, time and effort to ensure full compliance, which could have a material adverse effect on our business.

In response to recent events regarding questions about the safety of certain approved prescription products, including the lack of adequate warnings, the FDA and the U.S. Congress are currently considering new regulatory and legislative approaches to advertising, monitoring and assessing the safety of marketed drugs, including legislation authorizing the FDA to mandate labeling changes for approved products, particularly those related to safety. It is possible that congressional and FDA initiatives pertaining to ensuring the safety of marketed biologics and similar initiatives in other countries, or other developments pertaining to the pharmaceutical industry, could require us to expend additional resources to comply with such initiatives and could adversely affect our operations.

In addition, the FDA and similar foreign governmental authorities have the authority to require the recall of commercialized products in the event of any failure to comply with applicable laws and regulations or defects in design or manufacture. In the event any of our product candidates receives approval and is commercialized, a government-mandated or voluntary product recall by us could occur as a result of component failures, device malfunctions, or other negative events such as serious injuries or deaths, or quality-related issues such as cell culturing errors or design or labeling defects. Recalls of any of our potential products could divert managerial and financial resources, harm our reputation and adversely affect our financial condition, results of operations and stock price.

Any failure by us, or by any third parties that may manufacture or market our products, to comply with the law, including statutes and regulations administered by the FDA or other U.S. or foreign regulatory authorities, could result in, among other things, warning letters, fines and other civil penalties, suspension of regulatory approvals and the resulting requirement that we suspend sales of our products, refusal to approve pending applications or supplements to approved applications, export or import restrictions, interruption of production, operating restrictions, closure of the facilities used by us or third parties to manufacture our product candidates, injunctions or criminal prosecution. Any of the foregoing actions could have a material adverse effect on our business.

We must comply with federal, state and foreign laws, regulations and other rules relating to the healthcare business, and, if we do not fully comply with such laws, regulations and other rules, we could face substantial penalties.

We are, or will be directly or indirectly through our customers, subject to extensive regulation by the federal government, the states and foreign countries in which we may conduct our business. The laws that directly or indirectly affect our ability to operate our business include the following:

•	the federal Medicare and Medicaid Anti-Kickback law, which prohibits persons from knowingly and willfully soliciting, offering, receiving or providing remuneration, directly or indirectly, in cash or in kind, to induce either the referral of an individual or furnishing or arranging for a good or service, for which payment may be made under federal healthcare programs such as Medicare and Medicaid;
•	other Medicare laws, regulations, rules, manual provisions and policies that prescribe the requirements for coverage and payment for services performed by our customers, including the amount of such payment;
•	the Federal False Claims Act, which imposes civil and criminal liability on individuals and entities who submit, or cause to be submitted, false or fraudulent claims for payment to the government;
•	the Federal False Statements Act, which prohibits knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false statement in connection with delivery of or payment for healthcare benefits, items or services; and
•	state and foreign law equivalents of the foregoing.

If our operations are found to be in violation of any of the laws, regulations, rules or policies described above or any other law or governmental regulation to which we or our customers are or will be subject, or if the interpretation of the foregoing changes, we may be subject to civil and criminal penalties, damages, fines, exclusion from the Medicare and Medicaid programs and the curtailment or restructuring of our operations. Similarly, if our customers are found non-compliant with applicable laws, they may be subject to sanctions, which could also have a negative impact on us. Any penalties, damages, fines, curtailment or restructuring of our operations would adversely affect our ability to operate our business and our financial results. The risk of our being found in violation of these laws is increased by the fact that many of them have not been fully interpreted by the regulatory authorities or the courts, and their provisions are open to a variety of interpretations, and additional legal or regulatory change.

Any action against us for violation of these laws, even if we successfully defend against it, could cause us to incur significant legal expenses, divert our management's attention from the operation of our business and damage our reputation.

Our success will depend in part on establishing and maintaining effective strategic partnerships, collaborations and licensing agreements.

Our strategy for the development, testing, culturing and commercialization of our product candidates relies on establishing and maintaining numerous collaborations with various corporate partners, consultants, scientists, researchers, licensors, licensees and others. While we are continually in discussions with a number of companies, universities, research institutions, consultants, scientists, researchers, licensors, licensees and others to establish additional relationships and collaborations, which are typically complex and time consuming to negotiate, document and implement, we may not reach definitive agreements with any of them. Even if we enter into these arrangements, we may not be able to maintain these relationships or establish new ones in the future on acceptable terms.

Furthermore, any collaboration that we enter into may not be successful. The success of our collaboration arrangements, if any, will depend heavily on the efforts and activities of our collaborators. Possible future collaborations have risks, including the following:

•	our collaboration agreements are likely to be for fixed terms and subject to termination by our collaborators in the event of a material breach or lack of scientific progress by us;
•	our collaborators are likely to have the first right to maintain or defend our intellectual property rights and, although we would likely seek to secure the right to assume the maintenance and defense of our intellectual property rights if our collaborators do not, our ability to do so may be compromised by our collaborators' acts or omissions;
•	our collaborators may utilize our intellectual property rights in such a way as to invite litigation that could jeopardize or invalidate our intellectual property rights or expose us to potential liability;
•	our collaborators may underfund or not commit sufficient resources to the testing, marketing, distribution or development of our product candidates; and
•	our collaborators may develop alternative products either on their own or in collaboration with others, or encounter conflicts of interest or changes in business strategy or other business issues, which could adversely affect their willingness or ability to fulfill their obligations to us.

These arrangements also may require us to grant certain rights to third parties, including exclusive marketing rights to one or more products, or may have other terms that are burdensome to us, and may involve the issuance of our securities. If any of our partners terminates its relationship with us or fails to perform its obligations in a timely manner, the development or commercialization of our technology and product candidates may be substantially delayed. Further, disputes may arise with our collaborators about inventorship and corresponding rights in know-how and inventions resulting from the joint creation or use of intellectual property by us and our collaborators.

Risks Related to Our Intellectual Property

We hold limited patent and other intellectual property rights, and our success will be dependent in large part on safeguarding our existing intellectual property rights and obtaining patent and other proprietary protection for our product candidates.

We hold limited patent rights in our product candidates. The Company is working in conjunction with a third party to procure a provisional patent (expected, but not assured) to be filed in early fall 2015. In the event the provisional patent is accepted, the third party will receive thirty percent (30%) of the Company shares of common stock for the rights to the patent and the Company will focus on developing the provisional patent into a final patent (anticipated, but not guaranteed, for late 2016).

Our commercial success will depend to a significant degree on our ability to:

•	compel the owners of the patents licensed to us to defend and enforce such patents, to the extent such patents may be applicable to our products and material to their commercialization;
•	obtain new patent and other proprietary protection for MyoCell and our other product candidates;
•	obtain and/or maintain appropriate licenses to patents, patent applications or other proprietary rights held by others with respect to our technology, both in the United States and other countries;
•	preserve intellectual property rights relating to our product candidates; and
•	operate without infringing the patents and proprietary rights of third parties.

Failure to obtain adequate patent protection for our product candidates, or the failure to protect our existing patent rights, may impair our ability to be competitive. The availability of infringing products in markets where we have patent protection, or the availability of competing products in markets where we do not have adequate patent protection, could erode the market for our product candidates, negatively impact the prices we can charge for our product candidates, and harm our reputation if infringing or competing products are manufactured to inferior standards.

Our patents may not be valid or enforceable, and may be challenged by third parties.

We cannot assure you that any patents issued or licensed to us would be held valid by a court or administrative body or that we would be able to successfully enforce our patents against infringers, including our competitors. The issuance of a patent is not conclusive as to its validity or enforceability, and the validity and enforceability of a patent is susceptible to challenge on numerous legal grounds. Challenges raised in patent infringement litigation brought by or against us may result in determinations that patents that have been issued or licensed to us or any patents that may be issued to us or our licensors in the future are invalid, unenforceable or otherwise subject to limitations. In the event of any such determinations, third parties may be able to use the discoveries or technologies claimed in these patents without paying licensing fees or royalties to us, which could significantly diminish the value of our intellectual property and our competitive advantage. Even if our patents are held to be enforceable, others may be able to design around our patents or develop products similar to our products that are not within the scope of any of our patents.

In addition, enforcing the patents that have been licensed to us and any patents that may be issued to us in the future against third parties may require significant expenditures regardless of the outcome of such efforts. Our inability to enforce our patents against infringers and competitors may impair our ability to be competitive and could have a material adverse effect on our business.

If we are not able to protect and control unpatented trade secrets, know-how and other technological innovation, we may suffer competitive harm.

We rely to a large extent on unpatented technology, trade secrets, confidential information and proprietary know-how to protect our technology and maintain our competitive position, especially when we do not believe that patent protection is appropriate or can be obtained. Trade secrets are difficult to protect. In order to protect proprietary technology and processes, we rely in part on confidentiality and intellectual property assignment agreements with our employees, consultants and others. These agreements generally provide that the individual must keep confidential and not disclose to other parties any confidential information developed or learned by the individual during the course of the individual's relationship with us except in limited circumstances. These agreements generally also provide that we shall own all inventions conceived by the individual in the course of rendering services to us. These agreements may not effectively prevent disclosure of confidential information or result in the effective assignment to us of intellectual property, and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information or other breaches of the agreements. In addition, others may independently discover trade secrets and proprietary information that have been licensed to us or that we own, and in such case we could not assert any trade secret rights against such party.

Enforcing a claim that a party illegally obtained and is using trade secrets that have been licensed to us or that we own is difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, courts outside the United States may be less willing to protect trade secrets. Costly and time-consuming litigation could be necessary to seek to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could have a material adverse effect on our business. Moreover, some of our academic institution licensors, collaborators and scientific advisors have rights to publish data and information to which we have rights. If we cannot maintain the confidentiality of our technologies and other confidential information in connection with our collaborations, our ability to protect our proprietary information or obtain patent protection in the future may be impaired, which could have a material adverse effect on our business.

Other Risks Related to Our Business

We depend on attracting and retaining key management and scientific personnel and the loss of these personnel could impair the development of our products candidates.

Our success depends on our continued ability to attract, retain and motivate highly qualified management, clinical and scientific personnel and on our ability to develop and maintain important relationships with academic institutions, clinicians and scientists. We are highly dependent upon our senior scientific staff, many of whom have developed very specialized expertise in their position. The loss of services of one or more members of our senior scientific staff could significantly delay or prevent the successful completion of any clinical trials or commercialization of our product candidates. The employment of each of our employees with us is "at will," and each employee can terminate his or her employment with us at any time. We do not have a succession plan in place for any of our officers and key employees. We do not carry insurance on any of our other key employees and, accordingly, their death or disability may have a material adverse effect on our business.

The competition for qualified personnel in the life sciences field is intense. We will need to hire additional personnel, including regulatory and sales personnel, as we continue to expand our development activities. We may not be able to attract and retain quality personnel on acceptable terms given our geographic location and the competition for such personnel among life sciences, biotechnology, pharmaceutical and other companies. If we are unable to attract new employees and retain existing employees, we may be unable to continue our development and commercialization activities and our business may be harmed.

We face intense competition in the biotechnology and healthcare industries.

We face, and will continue to face, intense competition from pharmaceutical, biopharmaceutical, medical device and biotechnology companies both in the United States and abroad, as well as numerous academic and research institutions, governmental agencies and private organizations engaged in drug discovery activities or funding both in the United States and abroad. We also recognize that there may be competitors and competing technologies, therapies and/or products that we are not aware of.

These third parties also compete with us in recruiting and retaining qualified personnel, establishing clinical trial sites and registering patients for clinical trials, as well as acquiring or licensing intellectual property and technology.

Many competitors have more experience than we do in research and development, marketing, cell culturing, manufacturing, preclinical testing, conducting clinical trials, obtaining FDA and foreign regulatory approvals and marketing approved products. The competitors, some of which have their own sales and marketing organizations, have greater financial and technical resources than we do and may be better equipped than we are to sell competing products, obtain patents that block or otherwise inhibit our ability to further develop and commercialize our product candidates, obtain approvals from the FDA or other regulatory agencies for products more rapidly than we do, or develop treatments or cures that are safer or more effective than those we propose to develop.

In addition, academic institutions, governmental agencies, and other public and private organizations conducting research in the field of heart damage may seek patent protection with respect to potentially competitive products or technologies and may establish exclusive collaborative or licensing relationships with our competitors.

Our industry is subject to rapid technological change.

Our industry is subject to rapid technological change. Our competitors may discover and develop new technologies and techniques, or enter into partnerships with collaborators in order to develop, competing products that are more effective or less costly than the product candidates we hope to secure regulatory approval for. If there is rapid technological development or new product introductions, our current and future product candidates or methods may become obsolete or noncompetitive before or after we commercialize them.

Risks Related to Our Common Stock

An active, liquid and orderly trading market for our common stock may not continue.

We cannot offer any assurance that an active trading market for our common stock will continue or how liquid that market may be. As a result, relatively small trades may have a disproportionate impact on the price of our common stock, which may contribute to the price volatility of our common stock and could limit your ability to sell your shares.

The market price of our common stock could also be subject to wide fluctuations in response to many risk factors described in this section and other matters, including:

•	changes by securities analysts in financial estimates of our operating results and the operating results of our competitors;
•	publications of research reports by securities analysts about us, our competitors or our industry;
•	fluctuations in the valuation of companies perceived by investors to be comparable to us;
•	actual or anticipated fluctuations in our quarterly or annual operating results;
•	retention and departures of key personnel;
•	strategic decisions by us or our competitors, such as acquisitions, divestitures, spin-offs, joint ventures, strategic investments or changes in business strategy;
•	the passage of legislation or other regulatory developments affecting us or our industry;
•	speculation in the press or investment community; and
•	natural disasters, terrorist acts, act of war or periods of widespread civil unrest.

Furthermore, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies, especially life sciences and pharmaceutical companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political and market conditions, may negatively affect the market price of our common stock. As a result, the market price of our common stock is likely to be similarly volatile and investors in our common stock may experience a decrease, which could be substantial, in the value of their stock. In the past, many companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management's attention from other business concerns, which could have a material adverse effect on our business.

We do not intend to pay cash dividends on our common stock in the foreseeable future and, accordingly, capital appreciation of our common stock, if any, will be a shareholder's sole source of gain from an investment in our common stock.

Our policy is to retain earnings to provide funds for the operation and expansion of our business and, accordingly, we have never declared or paid any cash dividends on our common stock or other securities and do not currently anticipate paying any cash dividends in the foreseeable future. Consequently, shareholders will need to sell shares of our common stock to realize a return on their investments, if any, and this capital appreciation, if any, will be a shareholder's sole source of gain from an investment in the common stock.

The declaration and payment of dividends by us are subject to the discretion of our Board of Directors and the restrictions specified in our articles of incorporation and by applicable law. In addition, under the terms of the Northstar Loan, we are restricted from paying cash dividends to our shareholders while this loan is outstanding. Any future determination to pay cash dividends will depend on our results of operations, financial condition, capital requirements, contractual restrictions and other factors deemed relevant by our Board of Directors.

Our common stock may be considered a "penny stock," and thereby be subject to additional sale and trading regulations that may make it more difficult to sell.

Our common stock is considered to be a "penny stock." It does not qualify for one of the exemptions from the definition of "penny stock" under Section 3a51-1 of the Exchange Act. Our common stock is a "penny stock" because it meets one or more of the following conditions (i) the stock trades at a price less than $5.00 per share; (ii) it is not traded on a "recognized" national exchange or (iii) it is not quoted on the NASDAQ Global Market, nor has a price less than $5.00 per share. The principal result or effect of being designated a "penny stock" is that securities broker-dealers participating in sales of our common stock are subject to the "penny stock" regulations set forth in Rules 15-2 through 15g-9 promulgated under the Securities Exchange Act. For example, Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least two business days before effecting any transaction in a penny stock for the investor's account. Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult and time consuming for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

FINRA sales practice requirements may limit a shareholder's ability to buy and sell our common shares.

In addition to the "penny stock" rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer.  Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information.  Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers.  FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common shares, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Rule 144 sales in the future may have a depressive effect on the company's stock price as an increase in supply of shares for sale, with no corresponding increase in demand will cause prices to fall.

All of the outstanding shares of common stock held by the present officers, directors, and affiliate stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended.  As restricted shares, these shares may be resold only  pursuant to an effective  registration statement or under the requirements of Rule 144 or other  applicable exemptions from  registration  under  the  Securities Act of 1933  and  as  required  under  applicable  state securities laws.  Rule 144 provides in essence that a person who is an affiliate or officer or director who has held restricted securities for six months may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of a Company's issued and outstanding common stock. There is no limit on the amount of restricted securities that may be sold by a non-affiliate after the owner has held the restricted securities for a period of six months if the Company is a current reporting company under the Securities Exchange Act of 1934. A sale under Rule 144 or under  any  other  exemption  from the Securities Act of 1933,  if  available,  or  pursuant  to subsequent  registration of shares of common stock of present stockholders,  may have a  depressive  effect upon the price of the common stock in any market that may develop.

In addition, as a prior shell company pursuant to Section 12(b)-2 of the Act, our "restricted  securities",  whether held by affiliates or non-affiliates,  may not be  re-sold  for a period  of 12 months  following  the filing of this Form 10 level disclosure or registration pursuant to the Securities Act of 1933.

Future issuances of shares for various considerations including working capital and operating expenses will increase the number of shares outstanding which will dilute existing investors and may have a depressive effect on the company's stock price.

There may be substantial dilution to our shareholders purchasing in future offerings as a result of future decisions of the Board to issue shares without shareholder approval for cash, services, payment of debt or acquisitions.

 There may in all likelihood be little demand for shares of our common stock and as a result investors may be unable to sell at or near ask prices or at all if they need to liquidate their investment.

There may be little demand for shares of our common stock on the OTC Bulletin Board, or OTC Markets.com, meaning that the number of persons interested in purchasing our common shares at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors,  including the fact that it is a small  company  which is  relatively  unknown to stock  analysts,  stock brokers,  institutional  investors and others in the  investment  community that generate or  influence  sales  volume,  and that even if the Company came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an  unproven,  early stage  company such as ours or purchase or recommend the purchase of any of our Securities until such time as it became more seasoned and viable.  As a consequence, there may be periods of several days or more when trading activity in the Company's securities is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on the securities price.  We cannot give investors any assurance that a broader or more active public trading market for the Company's common securities will develop or be sustained, or that any trading levels will be sustained.  Due to these conditions, we can give investors no assurance that they will be able to sell their shares at or near ask prices or at all if they need money or otherwise desire to liquidate their securities of the Company.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and operating results.

             It may be time consuming, difficult and costly for us to develop and implement the additional internal controls, processes and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal auditing and other finance staff in order to develop and implement appropriate additional internal controls, processes and reporting procedures.

             If we fail to comply in a timely manner with the requirements of Section 404 of the Sarbanes-Oxley Act regarding internal control over financial reporting or to remedy any material weaknesses in our internal controls that we may identify, such failure could result in material misstatements in our financial statements, cause investors to lose confidence in our reported financial information and have a negative effect on the trading price of our common stock.

Pursuant to Section 404 of the Sarbanes-Oxley Act and current SEC regulations, we are required to prepare assessments regarding internal controls over financial reporting and, furnish an annual report by our management on our internal control over financial reporting. We continue to document and test our internal control procedures in order to satisfy these requirements, which is likely to result in increased general and administrative expenses and may shift management time and attention from revenue-generating activities to compliance activities. While our management is expending significant resources in an effort to complete this important project, there can be no assurance that we will be able to achieve our objective on a timely basis. Failure to achieve and maintain an effective internal control environment or complete our Section 404 certifications could have a material adverse effect on our stock price.

In addition, in connection with our on-going assessment of the effectiveness of our internal control over financial reporting, we may discover "material weaknesses" in our internal controls as defined in standards established by the Public Company Accounting Oversight Board, or the PCAOB. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The PCAOB defines "significant deficiency" as a deficiency that results in more than a remote likelihood that a misstatement of the financial statements that is more than inconsequential will not be prevented or detected.

In the event that a material weakness is identified, we will employ qualified personnel and adopt and implement policies and procedures to address any material weaknesses that we identify. However, the process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company. We cannot assure you that the measures we will take will remediate any material weaknesses that we may identify or that we will implement and maintain adequate controls over our financial process and reporting in the future.

             Currently our CEO and Principal Financial and Accounting Officer, concluded that our disclosure controls and procedures were ineffective as of the end of September 30, 2014, due to the Company's limited resources and limited number of employees. To mitigate the current limited resources and limited employees, we rely heavily on direct management oversight of transactions, along with the use of legal and outsourced accounting professionals. As we grow, we expect to increase, our number of employees, which, we believe, will enable us to implement adequate segregation of duties within the internal control framework.

Any failure to complete our assessment of our internal control over financial reporting, to remediate any material weaknesses that we may identify or to implement new or improved controls, or difficulties encountered in their implementation, could harm our operating results, cause us to fail to meet our reporting obligations or result in material misstatements in our financial statements. Any such failure could also adversely affect the results of the periodic management evaluations of our internal controls and, in the case of a failure to remediate any material weaknesses that we may identify, would adversely affect the annual auditor attestation reports regarding the effectiveness of our internal control over financial reporting that are required under Section 404 of the Sarbanes-Oxley Act. Inadequate internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common stock.

Public disclosure requirements and compliance with changing regulation of corporate governance pose challenges for our management team and result in additional expenses and costs which may reduce the focus of management and the profitability of our company.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations promulgated thereunder, the Sarbanes-Oxley Act and SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the U.S. public markets. Our management team will need to devote significant time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

SHOULD ONE OR MORE OF THE FOREGOING RISKS OR UNCERTAINTIES MATERIALIZE, OR SHOULD THE UNDERLYING ASSUMPTIONS PROVE INCORRECT, ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THOSE ANTICIPATED, BELIEVED, ESTIMATED, EXPECTED, INTENDED OR PLANNED

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This report includes "forward-looking" statements regarding our business development plans, clinical trials, regulatory reviews, timing, strategies, expectations, anticipated expenses levels, projected profits, business prospects and positioning with respect to market, demographic and pricing trends, business outlook, technology spending and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations) and express our current intentions, beliefs, expectations, strategies or predictions, as well as historical information. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements, or industry results, to be materially different from anticipated results, performance or achievements expressed or implied by such forward-looking statements. When used in this report, statements that are not statements of current or historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words "plan," "intend," "may," "will," "expect," "believe," "could," "anticipate," "estimate," or "continue" or similar expressions or other variations or comparable terminology are intended to identify such forward-looking statements. Although we believe that the assumptions on which the forward-looking statements contained herein are based are reasonable, any of those assumptions could prove to be inaccurate given the inherent uncertainties as to the occurrence or nonoccurrence of future events. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict.  Our future operating results are dependent upon many factors, and our further development is highly dependent on market acceptance, which is outside its control. Forward-looking statements may not be realized due to a variety of factors, including, without limitation, (i) our ability to manage the business despite continuing operating losses and cash outflows; (ii) our ability to obtain sufficient capital or a strategic business arrangement to fund its operations and expansion plans, including meeting its financial obligations under various licensing and other strategic arrangements and the successful commercialization of the relevant technology; (iii) our ability to build the management and human resources and infrastructure necessary to support the growth of the business; (iv) competitive factors and developments beyond our control; (v) scientific and medical developments beyond our control; (vi) limitations caused by government regulation of the business; (vii) whether any of our current or future patent applications result in issued patents and our ability to obtain and maintain other rights to technology required or desirable for the conduct of our business; (viii) whether any potential strategic benefits of various licensing transactions will be realized and whether any potential benefits from the acquisition of these new licensed technologies will be realized; (ix) our ability to maintain our eligibility for quotation on the Over-The-Counter Bulletin Board; and (x) the other factors discussed in "Risk Factors". All forward-looking statements attributable to us are expressly qualified in their entirety by these and other factors. We undertake no obligation to update or revise these forward-looking statements, whether to reflect events or circumstances after the date initially filed or published, to reflect the occurrence of unanticipated events or otherwise, except to the extent required by federal securities laws.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS PLAN OF OPERATION

The following discussion and analysis should be read in conjunction with our financial statements and related notes thereto included elsewhere in this registration statement. Portions of this document that are not statements of historical or current fact are forward-looking statements that involve risk and uncertainties, such as statements of our plans, objectives, expectations and intentions. The cautionary statements made in this registration statement should be read as applying to all related forward-looking statements wherever they appear in this registration statement. From time to time, we may publish forward-looking statements relative to such matters as anticipated financial performance, business prospects, technological developments and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. All statements other than statements of historical fact included in this section or elsewhere in this report are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

The following discussion and analysis of our plan of operations should be read in conjunction with our financial statements and related notes appearing in our filings with the Securities and Exchange Commission. This discussion and analysis contain forward-looking statements that involve risks, uncertainties and assumptions. Actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those presented under the heading of "Risk Factors" and elsewhere in this prospectus.
We were incorporated in the state of Nevada as a for-profit company on June 21, 2012.  We initially intended to sell charcoal made from hard wood for BBQs and restaurants but we did not implement our business model and to date have generated no revenues. On May 21, 2015, we  filed Articles of Merger with the Nevada Secretary of State whereby it entered into a statutory merger with its wholly-owned subsidiary, Immage Biotherapeutics Corp.  Immage Biotherapeutics is a biotechnology company developing cancer immunotherapy through the rapid and efficient development of cutting edge immunotherapy candidates using bioinformatics and outsourced laboratory resources.

For the quarter Ended March 31, 2015:
Results of Operations
For the period from inception (June 21, 2012) to March 31, 2015 we had no revenue. Expenses for the three month period ended March 31, 2015 totaled $4,499 resulting in a net loss of $4,499 as compared to a net loss of $2,639 for the three months ended March 31, 2014. The increase in net loss for the three month period ended March 31, 2015, is a result of professional fees in the amount of $3,000 and office and general expense of $1,499 as compared to professional fees in the amount of $1,800 and office and general expense of $839 for the three month period ended March 31, 2014.

Expenses for the three month period ended March 31, 2015, totaled $14,168 resulting in a net loss of $14,168 as compared to a net loss of $3,043 for the six months ended March 31, 2014. The increase in net loss for the six month period ended March 31, 2015, is a result of professional fees in the amount of $10,635 and office and general expense of $3,533 as compared to professional fees in the amount of $10,221 and office and general expense of $3,043 for the six month period ended March 31, 2014.

For the year ended September 31, 2014.

Results of Operations

We did not earn any revenues during the fiscal year ending September 30, 2014. During the fiscal year ending September 30, 2014 we incurred operating expenses of $18,555 comprised of Office and administrative expenses of $3,728 and Professional fees in the amount of $14,827 resulting in a Net Loss of $18,555 as compared to operating expenses of $12,011 comprised of Office and administrative expenses of $3,116 and Professional fees of $8,895 resulting in a Net Loss of $12,011 for the fiscal year ending September 30, 2013.

Since inception the Company has incurred operating expenses of $32,487 resulting in a Net Loss of $32,487.

Capital Resources and Liquidity

Our auditors have issued a "going concern" opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. With the exception of cash advances from our sole Officer and Director, our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year.

As of March 31, 2015, we had $23 in cash as compared to $2,342 in cash at September 30, 2014. The funds available to the Company will not be sufficient to fund the planned operations of the Company and maintain a reporting status. As of March 31, 2015, the Company's sole officer and director, Mr. Robertson, has loaned the Company $22,116 and he has indicated that he may be willing to provide a maximum of $25,000, as required to maintain the reporting status, in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the Company. However, there is no contract or written agreement in place.

We do not anticipate researching and releasing any further features to our software nor do we foresee the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees.

Off-balance sheet arrangements

Other than the situation described in the section titled Capital Recourses and Liquidity, the company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the company's financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term "off-balance sheet arrangement" generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the company is a party, under which the company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets

Reports to Security Holders

We will make available free of charge any of our filings as soon as reasonably practicable after we electronically file these materials with, or otherwise furnish them to, the Securities and Exchange Commission ("SEC").  We are not including the information contained in our website as part of, or incorporating it by reference into, this report on Form 10.

The public may read and copy any materials we file with the Securities and Exchange Commission ("SEC").  at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20002. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at (http://www.sec.gov).

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information as of July 24, 2015 regarding the beneficial ownership of our common stock, based on 100,201,547 shares of common stock issued and outstanding, (i) each executive officer and director; (ii) all of our executive officers and directors as a group; and (iii) each person or entity who, to our knowledge, owns more than 5% of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include ordinary shares issuable upon the exercise of stock options that are immediately exercisable or exercisable within 60 days. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. The information is not necessarily indicative of beneficial ownership for any other purpose.

Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power and that person's address is c/o Immage Biotherapeutics Corp., 10411 Motor City Dr., Bethesda, MD 20817.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage Beneficially Owned (1)
5% Owners
Coventry International Limited (2)	60,058,909	60%

Officers and Directors
Mou Zhi Cong	0	0%
Elton Dormer	0	0%
Anton Dormer	0	0%
Mahesh Narayanan	0	0%

All executive officers and directors as a group (four persons)(2)(3)	0	0%

(1)	Shares of common stock beneficially owned and the respective percentages of beneficial ownership of common stock.
(2)	Coventry International Limited is controlled by Lin Peng Dong and has its address at Flat A, 7th Floor, Winner Commercial Building, 401-3 Lockhart Road, Causeway Bay, Hong Kong.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 200,000,000 shares of Common Stock, par value $.001 per share. The following statements relating to the capital stock set forth the material terms of our securities; however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the Certificate of Incorporation, amendment to the Certificate of Incorporation and the By-laws, copies of which are filed as exhibits to the Company's Registration Statement on Form S-1, filed with the Securities and Exchange Commission on December 10, 2012.

COMMON STOCK

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore. In the event of a liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

DIVIDENDS

Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of our Board of Directors. We presently intend to retain all earnings, if any, for use in its business operations and accordingly, the Board of Directors does not anticipate declaring any dividends prior to a business combination.

TRANSFER AGENT

Columbia Stock Transfer Company 1869 E Seltice Suite 292, Post Falls, ID 83854 (208-664-3544) acts as transfer agent for our common stock.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.

Set forth below is information regarding our executive officers and directors as of July 24, 2015

Mou Zhi Cong	Director, President and Chief Executive Officer
Elton Norman	Director, Chief Financial Officer
Anton Dormer	Director, Chairman of the Board, Chief Scientific Officer

Mahesh Narayanan	Director, Chief Operating Officer
Dr. Daniel Achinko   Vice President of Bioformatics

Our Bylaws provide that we shall have that number of directors determined by the majority vote of the board of directors. Currently we have four directors.  Each director will serve until our next annual shareholder meeting. Directors are elected for one-year terms. Our Board of Directors elects our officers at the regular annual meeting of the Board of Directors following the annual meeting of shareholders. Vacancies may be filled by a majority vote of the remaining directors then in office. Our directors and executive officers are as follows:

Executive Officers and Directors

Mou Zhi Cong – President (Chief Executive Officer). Since March 2012, Mr. Mou has been the Accounts Director for Nanning Business Consulting Co., GuanXi, China company engage in the business of account auditing. From June 2009 through February 2012, Mr. Mou worked as the Accounts Manager for Nanning Business Consulting Co. Prior to that, from February 2004 through February 2007, Mr. Mou was an in-house company accountant for Yongjian Engineering Co., Ltd., a GuanXi, China company engaged in the business of civil construction.
Elton Norman, JD CPA Chief Financial Officer. Mr. Norman is the founder the Managing Member of The Norman Law Firm PLLC.  Mr. Norman graduated, cum laude, from Howard University School of Law in 1994. Mr. Norman is admitted to the bars of Maryland, the District of Columbia, New York and Georgia.
Anton Dormer, MD MS- Chief Scientific Officer. From 2013 to the present, Dr. Dormer has served as the Chairman and Chief Scientific Officer of PepVax, Inc., a Bethesda biotechnology company.  Dr. Anton Dormer is presently an associate professor at Washington Adventist University located in Takoma Park, MD. He received a medical doctorate from UTESA and a Masters in Biotechnology and Biomedical Sciences from University of Massachusetts – Boston. Dr. Dormer's research focus is the development of peptide immunotherapies for the prevention and treatment of major human pathologies.

Mahesh Narayanan – Mr. Narayanan was CEO of PepVax, Inc., a Bethesda biotechnology company, from February 2013 through current. Mr. Narayanan was an Independent Consultant for Life Science companies from September 2012 through February 2013. Mr. Narayanan was a Researcher at GlaxoSmithKline, a Pennsylvania pharmaceutical company, from January 2012 through September 2012.  Mr. Narayanan was a Managing Consultant at Penn Biotech Group via Wharton School of Business from September 2010 through September 2012.
Dr. Daniel Achinko - Vice President of Bioformatics. Dr. Achinko is  currently on a volunteer and terminal postdoctoral Intramural Research training award (IRTA) program at NIH which involves developing bioinformatics skills in the analysis of next generation sequencing (NGS) data. Dr. Achinko has been training under the postdoctoral Intramural Research Training Award (IRTA) fellowship program and Oak Ridge Institute for Science and Education (ORISE) fellowship program at NCBI-NIH since May, 2014. Dr. Achinko has his Ph.D: in Molecular Biology and Biochemistr from Egerton University, Njoro, Kenya, his Masters of Science in  Molecular Parasitology, University of Yaounde I, Cameroon, his Pre Masters (Maitrise In Parasitology) from the University of Yaounde I, Cameron, and his Bachelor of Science (B.Sc): Animal Biology and Physiology from University of Yaounde I, Cameroon.
Clinical and Scientific Advisory Board

Immage Biotherapeutics has assembled an expert clinical and scientific advisory board composed of leading idea people bioinformatics regulatory affairs, and drug development.

Dr. William M. Brown, Ph.D., M.B.A., J.D.

Dr. Brown currently serves as an advisor/consultant, Intellectual Property for  NB Capital / Nordic Biotech (Copenhagen, Denmark),  Resverlogix Corp. and Zenith Epigenetics (Calgary, Canada) and Premier Biomedical / Marv Enterprises, LLC (El Paso, Texas). Dr. Brown received his B.Sc. (summa cum laude; biochemistry/chemistry) at University of Southampton ,  his Ph.D. (biochemistry/molecular biology) at University of Southampton, his M.B.A. (management major) at Fairleigh Dickinson University and his J.D. (magna cum laude) at New York Law School .

Dr Georgia M. Dunston:

Since 2010, Dr. Dunston has been Graduate Adjunct Professor of Microbiology, Department of Physics and Astronomy, Howard University as well as former chair of the Department of Microbiology in the College of Medicine at Howard University. Dr. Dunston received her Bachelor of Science in Biology at Norfolk State University, her Masters of Science in Biology at Tusjegee university, her Ph.D in Human Genetics at University of Michigan, and her Postdoctoral degree in Tumor Immunology from the National Cancer Institute.

Dr Tamaro Syton Hudson MPH, PhD:   In Vitro and In Vivo cancer research

Since 2012, Dr. Hudson has been a Research Health Specialist at the Veterans Administration Medical Center.  Since 2007, Dr. Hudson as been a Research Assistant Professor/Clinical Translational Investigator at the Department of Pharmacology Howard University Cancer Center. Since 2009, Dr. Hudson has been an Adjunct Assistant Professor at Department of Oncology, Johns Hopkins Medicine. Dr. Hudson received his Bachelor of Science at Iowa State University College, his Masters of Science at The Ohio State University College of Preventive Medicine, his Doctor of Philosophy at The Ohio State University School of Public Health, and his Masters of Public health at George Washington University School of Public Health.

Dr. Stephan Popierlarski

Dr. Popierlarski, since 2013, has been the founder and Chief Executive Officer of SPHM Enterprises, LLC, in Devon, Pennsylvania. SPHM Enterprises, LLC provides business strategy and commercialization support to high-growth-potential businesses. From 2012 through 2014, Dr. Popierlarski was the associate Director of Marker and Global Strategic Marketing for LifeScan, Inc, a J&J company. Dr. Popierlarski  received his Ph.D., Chemical Engineering at California Institute Of Technology, Pasadena.

Family Relationships

There are no family relationships among our executive officers and directors.

Audit Committee Financial Expert
The Company does not have an audit committee or a compensation committee of its board of directors. In addition, the Company's board of directors has determined that the Company does not have an audit committee financial expert serving on the board. When the Company develops its operations, it will create an audit and a compensation committee and will seek an audit committee financial expert for its board and audit committee.

CONFLICTS OF INTEREST

There are no conflicts of interest with any officers, directors or executive staff.

Certain Relationships and Related Transactions and Director Independence

The Company has not engaged in any transactions with any of its related persons.

Involvement in Certain Legal Proceedings

None of the following events have occurred during the past ten years and are material to an evaluation of the ability or integrity of any director or officer of the Company:

1.
A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.
Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

a.
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

b.	Engaging in any type of business practice; or
c.	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.
Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

5.
Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.
Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.
Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

a.	Any Federal or State securities or commodities law or regulation; or
b.
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

c.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.
Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29)), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Shareholder Recommendations for Board Nominees

There have been no material changes to the procedures by which security holders may recommend nominees to the Company's Board of Directors.

Indemnification of Directors and Officers.

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute ("NRS"). NRS Section 78.502, provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.502(1) or 78.502(2), or in defense of any claim, issue or matter therein.
NRS 78.502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
NRS Section 78.502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.
NRS Section 78.747, provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.
No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

EXECUTIVE COMPENSATION.

There has been no compensation awarded to, earned by, or paid to our named executive officer for all services rendered in all capacities to us for the period from inception through September 30, 2014, our last year end.

Employment Agreements

On July 15, 2015, the Company and Elton F. Norman executed an executive employment agreement, whereby Mr. Norman would serve as Chief Financial Officer of the Company.  The term of the agreement is two years with an annual base salary of Seven Thousand, Two Hundred Dollars ($7,200), with provisions for a bonus, expenses and additional benefits.   In the event of termination without cause or for good reason, Mr. Norman would be entitled to one month's salary during the first year of employment and two month's salary during the first year of employment in addition to any bonus. The executive employment agreement include the standard non-compete and confidentiality provisions.

On July 15, 2015, the Company and Mahesh Narayanan executed an executive employment agreement, whereby Mr. Narayanan would serve as Chief Operating Officer of the Company.  The term of the agreement is two years with an annual base salary of Twenty-Five Thousand Dollars ($25,000), with provisions for a bonus, expenses and additional benefits.   In the event of termination without cause or for good reason, Mr. Narayanan would be entitled to one month's salary during the first year of employment and two month's salary during the first year of employment in addition to any bonus. The executive employment agreement include the standard non-compete and confidentiality provisions.

On July 15, 2015, the Company and Dr. Daniel Achinko executed an executive employment agreement, whereby Dr. Achinko would serve as Vice President of Biofromatics of the Company.  The term of the agreement is two years with an annual base salary of Twenty-Five Thousand Dollars ($25,000), with provisions for a bonus, expenses and additional benefits.   In the event of termination without cause or for good reason, Dr. Achinko would be entitled to one month's salary during the first year of employment and two month's salary during the first year of employment in addition to any bonus. The executive employment agreement include the standard non-compete and confidentiality provisions.

On July 15, 2015, the Company and Anton Dormer executed an executive employment agreement, whereby Mr. Dormer would serve as Chief Scientific Officer of the Company.  The term of the agreement is two years with an annual base salary of Twelve Thousand Dollars ($12,000), with provisions for a bonus, expenses and additional benefits.   In the event of termination without cause or for good reason, Mr. Dormer would be entitled to one month's salary during the first year of employment and two month's salary during the first year of employment in addition to any bonus. The executive employment agreement include the standard non-compete and confidentiality provisions.

Stock Awards Plan

The company has not adopted a Stock Awards Plan, but may do so in the future. The terms of any such plan have not been determined.

Legal Proceedings

The Company is not a party to any pending legal proceedings, and no such proceedings are known to be contemplated.

No director, officer, or affiliate of the Company and no owner of record or beneficial owner of more than 5.0% of the securities of the Company, or any associate of any such director, officer or security holder is a party adverse to the Company or has a material interest adverse to the Company in reference to pending litigation.

Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters

The Company's common stock is available for quotation on the OTCQB. There are no current or historical price quotes available.

Changes in and Disagreements With Accountants on Accounting and Financial Disclosure.

There have not been any disagreements with our accountants on accounting, financial disclosure or any other matter. On November 5, 2014, Kenne Ruan, CPA, P.C ("Kenne Ruan"), notified Epicure Charcoal, Inc., a Nevada corporation (the "Company"), that Kenne Ruan had resigned as the independent registered public accounting firm of the Company effective November 5, 2014.

The reports of Kenne Ruan regarding the Company's balance sheet as of September 30, 2013 and the statements of operations, stockholders' deficit and cash flows for the years then ended and for the period from June 21, 2012 (inception) through September 30, 2013, contained no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principle. The reports of Kenne Ruan, however, stated that there is substantial doubt about the Company's ability to continue as a going concern. Kenne Ruan's report on the financial statements for either of the past two years did not contain an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope, or accounting principles and also describe the nature of each such adverse opinion, disclaimer of opinion, modification, or qualification.

From the period as of, and from, June 21, 2012 (inception) through September 30, 2013, and during the subsequent interim period through the date of resignation, the Company had no disagreement with Kenne Ruan on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Kenne Ruan, would have caused them to make reference thereto in their report on the Company's financial statements for such period from June 21, 2012 (inception) through September 30, 2013. There were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K.

The Company's new independent registered public accounting firm is PLS CPAs.

Principal Accountant Fees and Services

For the fiscal year ended September 30, 2014 we incurred $7,500 in fees to our principal independent accountants for professional services. Audit fees that where incurred in connection with the audit of financial statements for the fiscal year ended September 30, 2013, were $2,800 and September 30, 2014 were $3,800. For review of our financial statements for the quarters ended December 31, 2013, March 31, 2014, and June 30, 2014, we incurred $3,700 in fees to our principal independent accountants for professional services.

During the fiscal year ended September 30, 2014, we did not incur any other fees for professional services rendered by our principal independent accountants for all other non-audit services which may include, but not limited to, tax related services, actuarial services or valuation services.

ITEM 5.02.  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On June 5, 2015, Mahesh Narayanan, Elton F. Norman, and Anton Dormer  were appointed as members of the Company's Board of Directors.  In addition, Elton F. Norman was appointed as the Company's Chief Financial Officer, and Anton Dormer was appointed as the Company's Chief Scientific Officer.  See Item 2.01 above.

ITEM 5.06.  CHANGE IN SHELL COMPANY STATUS

On May 21, 2015, the Company filed Articles of Merger with the Nevada Secretary of State whereby it entered into a statutory merger with its wholly-owned subsidiary, Immage Biotherapeutics Corp.   Since the Company acquired a business with greater than nominal operations and assets consisting of more than cash or cash equivalents.

The completion of the merger and business acquisition results in the Company ceasing to be a "shell company" as that term is defined in Rule 405 promulgated by the Securities and Exchange Commission under the Securities Act of 1933. Due to the fact that prior to the completion of the Share Exchange Agreement the Company was regarded as a shell company, the Company has included above the information that would be required if the Company were filing a general form for registration of securities on From 10 under the Securities Exchange Act of 1934.
ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.
Exhibit Number	Description
10.1 10.2 10.3 10.4 10.5 10.6
Asset Purchase Agreement by and between the Company and Papvax, Inc., dated June 4, 2015.
Memorandum of Understanding by and between the Company and Howard University, dated July 10, 2015.
Executive Employment Agreement with Mahesh Narayanan, dated July 15, 2015.
Executive Employment Agreement with Elton Norman, dated July 15, 2015.
Executive Employment Agreement with Anton Dormer, dated July 15, 2015.
Executive Employment Agreement with Daniel Achinko, dated July 15, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Immage Biotherapeutics Corp.

July 28, 2015	By:	/s/ Mou Zhi Cong
Name: Mou Zhi Cong
Title: CEO